                                                                EXHIBIT 10.3

          MIDCOM COMMUNICATIONS INC., DBA ADNET TELEMANAGEMENT/DEALER
                                   AGREEMENT

     AGREEMENT made and entered into this 4th day of April, 1996, by and between MIDCOM COMMUNICATIONS INC., DBA ADNET Telemanagement ("MIDCOM"), a corporation organized and existing under the laws of the State of Washington, having its principal place of business at 1600 MIDCOM Tower, 1111 Third Avenue, Seattle, Washington 98101, and TIE COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Kansas, having its principal place of business at 8500 West 110th Street, Overland Park, Kansas 66210 ("DEALER").

     WHEREAS, MIDCOM, an interexchange carrier (IXC), is the holder of certain reseller agreements with other IXCs offering telephone services, and MIDCOM is desirous of granting to Dealer, and Dealer is desirous of accepting, the right to solicit customer orders for telephone services through MIDCOM.

     THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree as follows:

1.   INDEPENDENT DEALER

     MIDCOM hereby grants to Dealer the non-exclusive right to solicit orders for the following MIDCOM Advantage services ("Listed Services"): switched outbound, dedicated outbound, switched inbound, dedicated inbound, calling card, private line and conference calling. Dealer's right to solicit order extends to all jurisdictions where MIDCOM offers the Listed Services. Dealer shall not offer services to a potential Customer which are not specifically offered by MIDCOM pursuant to its applicable tariffs. Dealer may market and sell telecommunications products or services of other resellers and carriers. The customers that Dealer brings to MIDCOM through its efforts will hereinafter be referred to as "Customers".

2.   TERM

     This Agreement shall be effective as of the date set forth in the preamble and shall continue for a term of three (3) years unless terminated as provided for in Section 9. If the parties wish to continue their relationship beyond this three-year period, a new contract will be negotiated and signed, otherwise this Agreement will convert to a month-to-month relationship.

3.   DUTIES OF DEALER

     Dealer shall exert its best efforts to solicit and enroll new customers in the Listed Services and to maintain its status as a qualified dealer. Dealer shall be deemed to have maintained status as a "qualified dealer" with respect to any month if, during the preceding three (3) month period, Dealer has enrolled an average of three (3) Customers per month and Dealer has made its best commercial efforts to retain Customers previously enrolled in good standing. A Customer in good standing shall mean a Customer who has paid MIDCOM all monthly service fees and/or usage invoices on a timely basis. Dealer is not authorized to represent itself as an agent, division or subsidiary of MIDCOM.

4.   DEALER COMPENSATION

     4.1 DETERMINATION OF COMMISSION. Subject to the terms and conditions of this Agreement, Dealer shall be entitled to sales commissions on Customer accounts.

          (A) AMOUNTS SUBJECT TO COMMISSION. Commissions are payable on all billed usage (not including taxes, customer adjustments, and other non-usage charges) for international, interstate and intrastate calls completed by Customers on the Listed Services. The commission rate structure is specified in Exhibit 1. All other services are not subject to a commission.



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          (b) MONTHLY BILLING COMMITMENT. Dealer's commissions for interstate traffic are based on the monthly billing commitment made by Dealer. All other commissions are as specified in Exhibit 1 regardless of the monthly billing commitment. The monthly billing commitment pertains to the minimum amount of billings required by the Customers attributable to Dealer per month. Dealer hereby agrees to one of the monthly billing commitment levels specified below (please initial one of the lines below):

                   X
               ---------- Standard: No monthly commitment

               ---------- Bronze: $25,000 monthly commitment

               ---------- Silver: $50,000 monthly commitment

               ---------- Gold: $100,000 monthly commitment

     4.2 DEALER'S AGENTS. MIDCOM shall not be responsible for making payments to any employee, agent or representative of Dealer, and Dealer shall indemnify MIDCOM against and hold MIDCOM harmless from any and all liability therefor.

     4.3 TRAIL COMMISSIONS. Except for termination by MIDCOM for Dealer's material breach of this Agreement under Section S. Dealer shall be entitled to commissions after termination of this Agreement ("Trail Commissions") on all Customers in good standing for the term specified in Section 9.4 or as long as the Dealer is not in material breach of any continuing warranty, promise or agreement.

     4.4 CUSTOMER BAD DEBT. A Customer account sixty (60) days past due shall be deemed to be Bad Debt and MIDCOM shall have the right to offset such amounts from Dealer's commissions or other moneys payable to Dealer, subject to the limitation that Dealer's maximum Bad Debt liability on any particular account shall not exceed the total amount of commissions paid by MIDCOM to Dealer for that account in the prior twelve (12) months. MIDCOM will provide to Dealer the payment status of accounts on a regular basis. Dealer shall assist MIDCOM in its efforts to collect overdue accounts and Bad Debts of Customers.

     4.5 UNAUTHORIZED PIC CHANGES. Dealer shall be responsible for, and MIDCOM shall have the right to offset against any compensation payable to Dealer hereunder, (i) any fines, charges and/or Customer adjustments imposed by a Local Exchange Carrier (LEC) or by a federal or state agency for unauthorized Primary Interexchange Carrier (PIC) changes, and (ii) an amount equal to charges for Listed Services disputed by Customers on the grounds that Dealer, or its employees, agents, or representatives, misrepresented the MIDCOM services or MIDCOM's prices therefor, that the LOA was forged or otherwise unethically obtained, that Dealer acted beyond the scope of the rights granted pursuant to the Customer's LOA, or that the Customer notified Dealer that it cancelled MIDCOM Services and Dealer failed to notify MIDCOM.

     4.6 TRANSFER OF CUSTOMER AND PROMOTIONS. In the event that a Customer contacts MIDCOM to request cancellation and removal from the MIDCOM network, MIDCOM reserves the right, in its sole discretion, to transfer the Customer to another MIDCOM service. In such case, Dealer's commissions will be adjusted to the commission schedule applicable to such service. MIDCOM may, at its discretion, offer promotions to prevent attrition and Dealer commission will be paid on the net amounts collected during such promotional period.

5.   ACCEPTANCE OF ORDERS AND PROVIDING SERVICE

     5.1 SWITCHING CUSTOMER'S SERVICE. Customer Orders placed by Dealer with MIDCOM shall be accompanied by a valid Letter of Agency (LOA) in a form approved by MIDCOM. Dealer agrees to comply with MIDCOM's Standards Policy for Switching Long Distance Service, attached hereto as Exhibit 3.

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     5.2 ACCEPTANCE OR REJECTION OF ORDERS. All contracts, enrollments, and potential customers recommended to MIDCOM by Dealer for enrollment must be approved and authorized by a representative of MIDCOM. MIDCOM may, in the reasonable exercise of its discretion, reject orders placed by Dealer on the grounds that the Customer is not creditworthy or for any other appropriate grounds. If an order is rejected by the LEC or the underlying carrier because it is incomplete, it shall be Dealer's responsibility, and not the responsibility of MIDCOM, to obtain all necessary information from the Customer to complete the order. MIDCOM will provide Dealer with a status on orders forwarded to the LEC or underlying carrier.

     5.3 EXISTING MIDCOM CUSTOMERS. MIDCOM will not accept orders from Dealer for Customers already using MIDCOM's services. MIDCOM and Dealer will mutually cooperate to avoid account disputes with other MIDCOM dealers and MIDCOM sales personnel.

     5.4 PROVISIONING ORDERS. MIDCOM reserves the right to determine the underlying carrier for the Customers attributable to Dealer. If MIDCOM chooses to switch Dealer's existing Customers to another carrier, TIE and MIDCOM must mutually agree on the change of underlying carrier.

     5.5 CUSTOMER RATES. The available interstate rates depend upon Dealer's monthly billing commitment as specified in Exhibit 1. All other rates are specified in Exhibit 2. All rates, terms and conditions of service are set forth in, and are subject to, the applicable MIDCOM tariffs. Both MIDCOM and Dealer understand and agree that all rates are subject to prospective change.

     5.6 CONTROL AND OWNERSHIP OF CUSTOMER ACCOUNTS. Except as provided herein, Dealer understands that MIDCOM has ultimate control and ownership over all Customer accounts, as required under current regulatory practices. Service is provided to Customers under the applicable MIDCOM tariffs. Dealer understands that, pursuant to these tariffs, MIDCOM may disconnect a Customer for non-payment or for the other reasons stated in its tariffs. Upon Dealer's request and at such time as Dealer is certified and qualified as an interexchange carrier or reseller by the FCC and the appropriate Public Utility Commissions, MIDCOM agrees to convert and amend this Dealer Agreement into a contract for resale (Reseller Agreement) whereby Dealer shall be entitled to issue LOAs in its own name, stead, and behalf, and that MIDCOM and Dealer will use their best efforts to transfer the existing Customers previously enrolled hereunder to Dealer pursuant to such new Reseller Agreement so that such Customer shall be classified as the Customers of the Dealer, under its requisite authority to act as a carrier of record.

6.   SELLING AIDS, PROMOTION AND TRADE NAMES

     6.1 SELLING AIDS, PROMOTION. MIDCOM may, at is election, assist Dealer in its efforts to solicit orders, provide training, and/or assist in the development of Dealer's promotional materials. All Dealer promotional materials must adhere to MIDCOM standards and must receive prior approval from MIDCOM.

     6.2 TRADE NAMES. Dealer is authorized to refer to the full corporate name of MIDCOM Communications Inc. and use the MIDCOM's service marks, including its stylized logos, in combination with, but not separate from, the words "Authorized Independent Dealer" on Dealer's business cards, business stationary and promotional material. These written materials must display both the complete name and identity of Dealer. In all cases, the use of MIDCOM's name and marks shall require specific approval from MIDCOM prior to use. MIDCOM reserves the right to terminate this right at any time upon ten (10) days written notice to Dealer. Dealer agrees to furnish MIDCOM, on a quarterly basis, with a current list of all sales persons in its employ who are selling MIDCOM services.

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
7.   RELATIONSHIP

     The parties acknowledge that Dealer is an independent contractor and is not a legal representative or agent of MIDCOM for any purpose except as set forth in this Agreement. MIDCOM and Dealer agree that their relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them. Dealer is not authorized to, and agrees that it will not make any warranties or representations, or assume or create any other obligations, on MIDCOM's behalf, except with the prior written consent of MIDCOM. In accordance herewith, Dealer shall maintain its own business offices, and MIDCOM shall, in no respect, exercise any direct supervision of Dealer's activities. Neither Dealer nor any employee or agent of Dealer who is compensated for services paid by Dealer may directly or indirectly, expressly or by implication, be construed as an employee of MIDCOM for any purpose, including, but not limited to, insurance benefits or tax withholdings, levied or fixed by any city, state or federal governmental agency.

8.   INDEMNIFICATION AND WARRANTY

     8.1 DEALER INDEMNIFICATION. Dealer shall indemnify and hold MIDCOM harmless from any and all claims, damages, or judgments and reasonable, ordinary and necessary attorney fees or other costs of litigation, including arbitration, for loss or injuries to person or property arising from the actions or omissions of Dealer or any of its representatives or subcontractors in connection with Dealer's obligations stated herein. Except where solely caused by MIDCOM's willful acts. Dealer shall defend on behalf of MIDCOM any suit brought against MIDCOM for any such judgment, damage, expense, loss or injury, and Dealer shall reimburse MIDCOM, for all attorney fees and expenses incurred in connection therewith promptly upon a presentation of a statement therefor. If Dealer fails to pay such fees and expenses as set forth in this Section, then MIDCOM shall have the right to offset and recover said fees and expenses from Dealer's commissions or from any other sums due to Dealer by MIDCOM.

     8.2 MIDCOM INDEMNIFICATION. MIDCOM shall indemnify and hold Dealer harmless from any and all claims, damages, or judgments and reasonable, ordinary and necessary attorney fees or other costs of litigation, including arbitration, for loss or injuries to person or property caused in material part by MIDCOM in connection with MIDCOM's obligation stated herein, as well as MIDCOM's material omissions or misrepresentations of services provided herein.

     8.3 DEALER WARRANTIES. Dealer warrants that it has the authority to select MIDCOM to provide the services described herein and that this selection does not and will not violate any other arrangement to which Dealer is bound. This warranty will survive the execution of this Agreement.

     8.4 MIDCOM WARRANTY. MIDCOM WARRANTS THAT IT WILL USE ALL REASONABLE EFFORTS TO MAINTAIN ITS OVERALL NETWORK QUALITY. THE QUALITY OF SERVICE PROVIDED HEREUNDER SHALL BE CONSISTENT WITH TELECOMMUNICATIONS COMMON CARRIER INDUSTRY STANDARDS, GOVERNMENT REGULATIONS, AND SOUND BUSINESS PRACTICES. MIDCOM MAKES NO OTHER WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE SERVICE OR THE LOCAL ACCESS OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY MIDCOM ARE HEREBY EXCLUDED AND DISCLAIMED.

     8.5 LIMITATION OF DAMAGES. Any other provision notwithstanding, neither party hereto shall be liable to the other for nay indirect, consequential, special, incidental, punitive or any other similar damages of any kind or nature, including lost profits, arising in any manner from this Agreement and the performance or non-performance of obligations hereunder.

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     8.6  SPECIFIC PERFORMANCE. In the event of a breach of this Agreement,
     Dealer and MIDCOM acknowledge and agree that each of them shall, in addition to any other remedies available at law, have the right to seek specific performance by the other party of its respective obligations hereunder in a court of equity, notwithstanding Section 10.14.

     8.7 CONFIDENTIAL INFORMATION. Dealer and MIDCOM hereby acknowledge and agree that on and after the date of this Agreement and continuing for a period of one (1) year following its termination, and provided that the party seeking to enforce the provisions of this subsection is not then in default of its obligations hereunder, each party shall hold in the strictest confidence, and shall not use or disclose to any person, firm or corporation (other than on a need-to-know basis), without the written authorization of the other party, any Confidential Information in its possession pertaining to the other party, including, without limitation, Customer account data, except as may be ordered by a court of competent jurisdiction of a claim involving the subject matter of such Confidential Information. As used in this Agreement, "Confidential Information" means the terms and conditions in this Agreement, including the consideration payable hereunder, and all information, documents and materials not generally available to the public which have been provided by one party to the other in connection with the transactions contemplated hereby or which otherwise relate to the Customers and Customer accounts. The parties further acknowledge that they are entering into this Agreement in good faith, that their relationship has been and is expected to continue to be one of mutual respect and goodwill, and that they shall continue to describe each other in a manner consistent with the tenor of their relationship and shall at no time make any statement or remark to any person, firm or entity inconsistent therewith. Dealer and MIDCOM each acknowledge and agree that any breach of this Section would cause the other party irreparable harm. Accordingly, the non-breaching party may seek and obtain injunctive relief against the breach or threatened breach of this subsection, in addition to any other remedies to which such party may be entitled at law or in equity.

9.   DEFAULT AND TERMINATION

     9.1 TERMINATION FOR CAUSE. Except as provided below, either party to this Agreement may, upon thirty (30) days prior written notice to the other party, terminate this Agreement if such other party materially breaches or fails to perform any obligation arising hereunder. During the thirty (30) day period following notice of such termination, the party in breach shall have the right to cure any such breach or default. The party in breach shall have a longer time to cure the cause of any such notice if, by its nature, the cause is such that it is not curable within the thirty (30) day period, provided that the party in breach immediately initiates all available substantial and continuing action to cure such cause(s).

     9.2 TERMINATION UPON BANKRUPTCY. Notwithstanding any provision set forth in Subsections 9.1 and 9.2 hereof, this Agreement shall be deemed to have been breached and terminated immediately upon adjudication of either party as bankrupt or insolvent; the assignment of a substantial part of the assets of either party to or for the benefit of any creditor; the filing of a petition of bankruptcy by or against either party which is not dismissed within sixty (60) days from the filing thereof; the filing of a bill in equity or other proceeding for the appointment of a receiver or other custodian of the assets of either party which is not contested in the court having jurisdiction thereof; or the dissolution or liquidation of either party.

     9.3 REMOVAL OF CUSTOMER UPON TERMINATION. Except for a termination by Dealer for material breach by MIDCOM, and/or Dealer achieves reseller status, Dealer shall not directly or indirectly remove any Customer solicited by Dealer from MIDCOM's services, without MIDCOM's prior written approval, during the term of this Agreement and for a period of six (6) months thereafter. Any person or entity having any direct or beneficial interest attributable to or from Dealer shall be bound by the provisions of this covenant, including, without limitation, employees, agents, representatives, directors, shareholders, partners, relatives of any of these persons, or any other such related person or entity of Dealer ("Related Party"). In the event Dealer or a Related Party breaches this Agreement by transferring Customers from MIDCOM's network to

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     9.3  REMOVAL OF CUSTOMER UPON TERMINATION, CONT. another service, then
     MIDCOM shall have no further obligation to pay Trail Commissions. Dealer hereby consents to the entry of an injunction prohibiting the removal of other Customers without the necessity of MIDCOM posting a bond or other form of security therefor. Trail Commission on remaining Customers in good standing will be paid provided that Dealer is not in breach of any other material provision of this Agreement, including the Dealers continuing warranties, promises and agreements.

     9.4  TERMINATION FOR LACK OF PERFORMANCE. Notwithstanding the provisions of
     Section 3, in the event the gross billings from Dealer's Customer accounts do not equal or exceed $10,000 per month by the end of one (1) year after the effective date of this Agreement. MIDCOM shall have the right to terminate this Agreement. In addition, in the event the average monthly billings for any three (3) month period after the first year fall below $10,000, MIDCOM shall have the right to terminate this Agreement. In the event the Agreement is terminated under the provisions of this subsection, MIDCOM will be under no further obligation to pay Trail Commissions.

     9.5 TERMINATION FOR REGULATORY VIOLATIONS. In the event that customer complaints are filed with LECs or with federal or state agencies against Dealer, or against MIDCOM as a result of Dealer's representations or actions, MIDCOM reserves the right to terminate this Agreement immediately upon written notice to Dealer. Additionally, if it is determined that Dealer has knowingly submitted to MIDCOM names of Customers for which the LOAs were either forged, unethically obtained, or for which Dealer was acting outside of the rights granted under the Customer LOAs, then MIDCOM may, at its sole discretion, either terminate this Agreement immediately upon written notice to Dealer or suspend accepting any orders from Dealer for a period until Dealer has taken action to correct its offending marketing practices.

10.  MISCELLANEOUS

     10.1 WAIVER. No waiver by either party of any default by the other party with respect to any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. The waiver by either party hereto of any breach or violation of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach or violation.

     10.2 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties concerning the subject matter hereof, and supersedes all prior negotiations and understandings with respect thereto. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties and relating to the subject matter of this Agreement other than those set forth herein. No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by a Vice President of MIDCOM and by Dealer's authorized representative.

     10.3 GOVERNING LAW. This Agreement shall be construed in accordance with and be governed by the laws of the State of Washington, without recourse to its conflict of laws principles. Venue for any action concerning this Agreement shall be in the County of King, State of Washington, or the federal courts located in King County, Washington.

     10.4 OPPORTUNITY TO PARTICIPATE IN DRAFTING. The parties have been furnished an equal opportunity to participate in drafting of this Agreement and any schedules and exhibits attached. No ambiguity shall be construed against any party based upon a claim that party drafted the applicable language.

     10.5 BENEFIT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement shall not be assigned, nor the performance hereunder be delegated by either party without the prior written consent of the other party hereto.



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     10.6 NOTICES. All notices shall be in writing and shall be deemed to have been given on the dates indicated below:

          (a) OVERNIGHT COURIER. Business day following deposit of such notice with such courier.

          (b) TELEFAX. Business day of transmission if sent before 2:00 p.m. recipient's time with receipt confirmed.

          (c)  PERSONAL DELIVERY. Business day of delivery.

          (d) POSTAGE PREPAID MAIL. Third business day following date of mailing (date of postmark).

          (e)  CERTIFIED MAIL. Eight business days following date of postmark.

          If to MIDCOM, addressed to:          With a copy to:

          MIDCOM Communications Inc.           MIDCOM Communications Inc.
          Attn: George Rebensdorff             Dave Wiegand
          Senior Vice President Legal Affairs  Vice President National Accounts
          1800 MIDCOM Tower                    1800 MIDCOM Tower
          1111 Third Avenue                    1111 Third Avenue
          Seattle, WA 98101                    Seattle, WA 98101
          Phone:       (206) 828-8000          Phone:       (206) 628-8000
          Fax:         (206) 628-8172          Fax:         (206) 628-8295


          If to Dealer, addressed to:
          TIE Communications, Inc.
          Attention: Steve Ward
          8500 West 110th Street
          Overland Park, KS 68210
          Phone:  913-344-0400
          Fax:    913-344-0450

          or to any such address as the party to receive the notice shall advise by due notice given in accordance with this subsection.

     10.7 PERFORMANCE. If performance by MIDCOM of any part of this Agreement is prevented, hindered, delayed or otherwise made impractical by reason of any flood, riot, fire, strike, explosion, power blackout, civil disturbance, labor dispute, war, change in government regulation (including tariffs governing the Listed Services), court action, failure of equipment, refusal to provide or delay in providing service by an IXC or LEC, any act of God, or any other cause beyond the direct control of MIDCOM, then MIDCOM shall be excused from such performance. MIDCOM shall have no obligation to provide alternative routing with respect to any transmission capacity provided pursuant to this Agreement. In no event shall MIDCOM be liable to Dealer or any other person, firm or entity in any other respect, including, without limitation, for any damages, either direct or indirect, consequential, special, incidental, actual, punitive, or any other damages, or for any lost profits of any kind or nature whatsoever, arising out of mistakes, accidents, errors, omissions, interruptions, or defects in transmission, or delays, including those which may be caused by regulatory or judicial authorities, arising out of or relating to this Agreement or the obligations of MIDCOM pursuant to this Agreement.

     10.8 NON-DISCLOSURE. The terms and conditions of this Agreement are proprietary and confidential and shall not be disclosed to any third party without written consent from MIDCOM.

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
     10.9 ASSIGNMENT. This Agreement shall be binding upon and shall move to benefit the parties and their legal representatives, heirs and successors. However, no interest of Dealer may be assigned, sub-contracted, or otherwise transferred, either voluntarily, or involuntarily, without the prior written consent of MIDCOM, which shall not be unreasonably withheld. Any such attempted transfer shall be void and shall constitute a breach of this Agreement. In the event of a dispute between partners and owners of a Dealer-owned ownership of rights to Trail Commissions, MIDCOM shall have the right to hold in an escrow account maintained by MIDCOM the disputed commissions or it may interplead and deposit the funds with a court of competent jurisdiction at the expense of the disputing parties.

     10.10 SEVERABILITY. In the event any one or more immaterial provisions is found to be invalid, the finding shall not affect the validity or enforceability of the other provisions.

     10.11 CAPTIONS. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience, and shall not be used to construe, define, limit or describe the scope or intent of the provisions of this Agreement.

     10.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed the same Agreement.

     10.13 ATTORNEY FEES AND COSTS. In the event of any legal dispute between the parties relating to the Agreement, including arbitration provided for in Section 10.14, the most prevailing party shall be entitled to all costs and legal expenses including, but not limited to, reasonable, ordinary and necessary attorney fees, accounting fees, court costs, expert witness and expenses, and investigation expenses.

     10.14 ARBITRATION. Any dispute between MIDCOM and Dealer arising under this Agreement shall be subject to arbitration in the City of Seattle, State of Washington, pursuant to the rules then in effect of the American Arbitration Association (or any other place or under any form or arbitration mutually acceptable to MIDCOM and Dealer). The decision rendered by the arbitrator shall be final and conclusive upon the parties and a judgment thereon may be entered in the highest court of the forum so having jurisdiction of the matter. The expenses of such arbitration shall be borne equally by the parties to the arbitration provided that each party shall pay for its own costs for experts, evidence and counsels' fees.

     10.15 AUTHORITY TO EXECUTE. Each person executing this Agreement on behalf of another person or organization represents and warrants to each member of all other parties that he or she is fully authorized to execute and deliver this Agreement on behalf of such person or organization. Each member of each party represents and warrants to all members of all other parties that no consent of any person not a party to this Agreement is necessary in order for this Agreement to be fully and completely binding upon each member of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MIDCOM COMMUNICATIONS INC.
DBA ADNET TELEMANAGEMENT                DEALER: TIE COMMUNICATIONS, INC.

By: Dave Wiegand                        By: L. Stephen Ward
    --------------------------------        -----------------------------------

Title: Vice President                   Title: Vice President Sales & Marketing
       -----------------------------           --------------------------------

Signature: Dave Wiegand                 Signature: L. Stephen Ward
           -------------------------               ----------------------------

Date: 4/10/96                           Date: 5/17/96
      ------------------------------          ---------------------------------

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Dealer Contact Information: Tax ID # or SSN: _________________________
Primary Contact: ___________________________________ Phone: ___________________
                                                     FAX: _____________________






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
                                   EXHIBIT I




All services will be provisioned and billed by the ADNET division of Midcom.

Pricing and rates contained herein are predicated on TIE Communications sales revenues of one million dollars monthly. For the purposes of computation, TIE's own long distance usage will be included and will contribute to TIE's overall volume.

There is no monthly or annual commitment associated with this AGREEMENT.

                                   EXHIBIT II
                              SIMPLICITY STANDARD

          ADNET WATS & 800
1 + SWITCHED OUTBOUND & 800 INBOUND
COST PER MINUTE     % OF COMMISSION
---------------     ---------------
    0.1650                27%
    0.1550                25%
    0.1450                20%
    0.1350                15%
    0.1250                10%
    0.1150                 4%

          ADNET WATS PLUS                             ADNET 800 PLUS
       DEDICATED T1 OUTBOUND                       DEDICATED T1 INBOUND
COST PER MINUTE     % OF COMMISSION         COST PER MINUTE     % OF COMMISSION
---------------     ---------------         ---------------     ---------------
    0.1199                30%                   0.1199                30%
    0.1099                27%                   0.1099                27%
    0.0999                20%                   0.0999                20%
    0.0949                18%                   0.0949                16%
    0.0899                15%                   0.0899                12%
    0.0849                11%                   0.0849                 7%
    0.0799                 7%                   0.0799                 4%
    0.0749                 4%


                             SIMPLICITY PLUS (AT&T)

          ADNET/AT&T WATS                             ADNET/AT&T 800
       1 + SWITCHED OUTBOUND                       SWITCHED 800 INBOUND
COST PER MINUTE     % OF COMMISSION         COST PER MINUTE     % OF COMMISSION
---------------     ---------------         ---------------     ---------------
           NOT AVAILABLE                        0.2099                25%
                                                0.1999                20%
                                                0.1899                17%
                                                0.1799                13%
                                                0.1899                10%
                                                0.1599                 7%
                                                0.1499                 4%

        ADNET/AT&T WATS PLUS                        ADNET/AT&T 800 PLUS
       DEDICATED T1 OUTBOUND                       DEDICATED 800 INBOUND
COST PER MINUTE     % OF COMMISSION         COST PER MINUTE     % OF COMMISSION
---------------     ---------------         ---------------     ---------------
    0.1499                25%                   0.1549                25%
    0.1399                20%                   0.1449                20%
    0.1299                15%                   0.1349                15%
    0.1199                10%                   0.1249                10%
    0.1099                 7%                   0.1149                 7%
    0.0999                 4%                   0.1049                 4%


All IntraState calls will pay 10% commission.
All International calls will pay 8% commission.



------------------------                               ------------------------
Dealer                                                 MIDCOM

                                   EXHIBIT II
                      SIMPLICITY STANDARD INTRASTATE RATES

                DEDICATED       DEDICATED       SWITCHED        SWITCHED
                OUTBOUND      INBOUND (800)     OUTBOUND      INBOUND (800)
STATE           RATE/MIN.       RATE/MIN.       RATE/MIN.       RATE/MIN.
-----           ---------     -------------     ---------     -------------
  AK             0.1800          0.1827          0.2169          0.2421
  AL             0.0846          0.1233          0.1377          0.1512
  AR             0.1116          0.1683          0.1782          0.2178
  AZ             0.1206          0.1485          0.2007          0.1800
CA (1)           0.0499          0.1049          0.0599          0.1449
CA (2)           0.0949          0.1049          0.1199          0.1449
  CO             0.1269          0.1197          0.1809          0.1926
  CT             0.1143          0.1368          0.1341          0.2034
  DE             0.1053          0.1369          0.1575          0.2025
  FL             0.1134          0.1242          0.1755          0.2025
  GA             0.1082          0.1116          0.1755          0.1854
  HI             0.1600          0.1827          0.2169          0.2421
  IA             0.1008          0.1323          0.1845          0.2106
  ID             0.1260          0.1260          0.1998          0.1998
  IL             0.1116          0.1305          0.1197          0.1809
  IN             0.1008          0.1215          0.1512          0.1755
  KS             0.1413          0.1332          0.2115          0.2493
  KY             0.1161          0.1719          0.1881          0.2106
  LA             0.0945          0.1233          0.1377          0.1737
  MA             0.0900          0.1017          0.1440          0.1467
  MD             0.1062          0.1152          0.1467          0.1449
  ME             0.1845          0.2700          0.2943          0.2745
  MI             0.1080          0.1314          0.1899          0.1764
  MN             0.1161          0.1251          0.1890          0.1944
  MO             0.1296          0.1062          0.1944          0.2214
  MS             0.1395          0.1485          0.1800          0.2079
  MT             0.1080          0.1422          0.1755          0.2079
  NC             0.1044          0.1062          0.1764          0.1872
  ND             0.1116          0.1350          0.1863          0.2115
  NE             0.1251          0.1395          0.1935          0.2340
  NH             0.1341          0.1431          0.2313          0.2889
  NJ             0.1071          0.1161          0.1089          0.1350
  NM             0.1575          0.1584          0.1827          0.2169
  NV             0.1098          0.1440          0.1647          0.1656
  NY             0.1296          0.1368          0.1674          0.1872
  OH             0.1215          0.1422          0.1503          0.2025
  OK             0.1242          0.1656          0.1827          0.2745
  OR             0.1062          0.1242          0.1719          0.2133
  PA             0.1026          0.1296          0.1620          0.1647
  RI             0.1096          0.1305          0.1908          0.1899
  SC             0.1287          0.1368          0.1926          0.2367
  SD             0.1170          0.1440          0.1654          0.2115
  TN             0.1341          0.1485          0.1908          0.1998
  TX             0.1098          0.1089          0.1890          0.1971
  UT             0.1080          0.1323          0.1674          0.1764
  VA             0.1116          0.1161          0.1629          0.1944
  VT             0.1280          0.1440          0.1890          0.2043
  WA             0.1071          0.1125          0.1917          0.1836
  WI             0.1179          0.1280          0.1980          0.2115
  WV             0.1098          0.1287          0.1980          0.2016
  WY             0.1242          0.1242          0.1674          0.1719

(1) - IntraLATA
(2) - Instrastate
                 10% agent commission on all intrastate rates.

                                   EXHIBIT II
                    SIMPLICITY PLUS (AT&T) INTRASTATE RATES

            DEDICATED      DEDICATED        SWITCHED       SWITCHED
            OUTBOUND     INBOUND (800)      OUTBOUND     INBOUND (800)
 STATE      RATE/MIN.       RATE/MIN.       RATE/MIN.      RATE/MIN.
-------     ---------    -------------      ---------    -------------
  AL         0.0900          0.1253          0.1485         0.1578
  AR         0.1280          0.1847          0.1917         0.2384
  AZ         0.1305          0.1626          0.2160         0.1971
CA (1)       0.0866          0.1199          0.0702         0.1775
CA (2)       0.0999          0.1199          0.1278         0.1775
  CO         0.1368          0.1479          0.1944         0.2120
  CT         0.1224          0.1199          0.1440         0.1782
  DE         0.1170          0.1508          0.1332         0.2051
  FL         0.1215          0.1367          0.1998         0.2228
  GA         0.1080          0.1137          0.1710         0.1883
  HI         0.1890          0.1875          0.3033         0.2129
  IA         0.1080          0.1449          0.1980         0.2310
  ID         0.1575          0.1380          0.2790         0.2193
  IL         0.1206          0.1430          0.1287         0.1991
  IN         0.1143          0.1331          0.1620         0.1922
  KS         0.1440          0.1454          0.2115         0.2738
  KY         0.1280          0.1892          0.2025         0.2307
  LA         0.1017          0.1350          0.1485         0.1902
  MA         0.0972          0.1113          0.1548         0.1607
  MD         0.1143          0.1269          0.1575         0.1587
  ME         0.2052          0.2968          0.3357         0.3006
  MI         0.1170          0.1482          0.2088         0.1932
  MN         0.1143          0.1290          0.1881         0.2003
  MO         0.1358          0.1166          0.2088         0.2429
  MS         0.1530          0.1449          0.1980         0.2310
  MT         0.1170          0.1557          0.2070         0.2307
  NC         0.1179          0.1310          0.1935         0.2051
  ND         0.1188          0.1479          0.2007         0.2316
  NE         0.1350          0.1527          0.2088         0.2562
  NH         0.0990          0.1588          0.2250         0.3165
  NJ         0.1152          0.1190          0.1170         0.1442
  NM         0.1883          0.1745          0.1935         0.2385
  NV         0.1170          0.1577          0.1773         0.1814
  NY         0.1395          0.1499          0.1800         0.2051
  OH         0.1305          0.1588          0.1620         0.2217
  OK         0.1260          0.1680          0.1917         0.2662
  OR         0.1143          0.1361          0.1845         0.2338
  PA         0.1098          0.1461          0.1728         0.1806
  RI         0.0585          0.1430          0.0918         0.2090
  SC         0.1323          0.1424          0.1960         0.2222
  SD         0.1260          0.1587          0.1980         0.2316
  TN         0.1206          0.1635          0.2052         0.2189
  TX         0.1215          0.1238          0.2070         0.2159
  UT         0.1179          0.1449          0.1872         0.1932
  VA         0.1206          0.1241          0.1755         0.1989
  VT         0.1215          0.1587          0.1890         0.2237
  WA         0.1161          0.1232          0.2061         0.2010
  WI         0.1260          0.1421          0.2142         0.2316
  WV         0.1161          0.1410          0.2817         0.2198
  WY         0.1350          0.1725          0.1800         0.2385

(1)-IntraLATA
(2)-Intrastate    10% agent commission on all intrastate rates.